UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2025

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 13, 2025, Commercial Vehicle Group, Inc., (the “Company”) appointed Scott Reed (60-years old) to the position of Chief Operating Officer of the Company. In connection with Mr. Reed joining the Company, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved, on February 10, 2025, the compensation package referenced below for Mr. Reed.

Before joining CVG, Mr. Reed served as President of Arrow Tru-Line Inc. (from November 2022 to October 2024), the largest manufacturer and supplier of structural hardware components to the North American residential and commercial overhead garage door market. He also held operations leadership roles at Peterson Spring (from October 2019 to November 2022), and prior to that at Unique Fabricating, Inc., GT Technologies and Lear Corporation.

Mr. Reed holds a bachelor’s degree in business administration from Cleary University.

There are no family relationships between Mr. Reed and any of the directors and executive officers of the Company, nor are there transactions in which Mr. Reed has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Reed’s appointment as Chief Operating Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Reed and the Compensation Committee of the Board approved compensation for Mr. Reed consisting of (i) a base salary of $435,000 per year, (ii) a discretionary annual bonus targeted at 70% of his base salary, and (iii) as a material inducement to Mr. Reed joining the Company, the grant of the following inducement equity awards (collectively, the Inducement Awards), granted outside the Company’s stockholder-approved 2020 equity incentive plan: (x) 58,331 shares of time-vesting restricted stock, which will vest ratably on March 31, 2026, 2027 and 2028; and (y) 87,497 performance shares, that will vest and be paid in cash if performance metrics are met, aligning the interests of Mr. Reed with the interests of the Company’s shareholders.

The foregoing descriptions of the terms of the Offer Letter are not complete and are qualified in their entirety by reference to the full text of the Offer Letter which are attached hereto as Exhibits 10.1and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 13, 2025, the Company issued a press release announcing the appointment of Scott Reed as Chief Operating Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between the Company and Mr. Reed dated February 10, 2025.
99.1	Press release of the Company dated February 13, 2025 announcing the appointment of Scott Reed as Chief Operating Officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

February 13, 2025	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer